Exhibit 23.3

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Alliance Bancshares California on Form S-8 of our report, dated February 11, 2003, included in the Annual Report on Form 10KSB of Alliance Bancshares California for the year ended December 31, 2002.

/s/    MCGLADREY & PULLEN

Pasadena, California

June 13, 2003